Exhibit 5.2

December 12, 2024

APA Corporation

2000 W. Sam Houston Pkwy S, Suite 200

Houston, Texas 77042

Ladies and Gentlemen:

We have acted as counsel to APA Corporation, a Delaware corporation (“APA”), in connection with the Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-3 (Registration No. 333-279038) (the “Initial Registration Statement” and, together with the Post-Effective Amendment, the “Registration Statement”) filed by APA with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the offering from time to time, pursuant to Rule 415 under the Securities Act, of, among other securities, an indeterminate principal amount of APA’s senior debt securities (the “Debt Securities”) to be issued pursuant to the Senior Indenture, dated as of December 11, 2024 (the “Indenture”), by and between APA and Regions Bank (the “Trustee”). We have been asked by APA to render this opinion.

We have examined originals, or copies certified or otherwise identified, of (i) the Registration Statement and the form of prospectus contained therein; (ii) the Amended and Restated Certificate of Incorporation of APA and the Amended and Restated Bylaws of APA, in each case as amended to date; (iii) the Indenture; (iv) corporate records of APA, including minute books of APA and certain resolutions of the Board of Directors, or committees thereof, of APA, as furnished to us by APA; and (v) such other instruments, documents and records as we have deemed necessary and relevant for the purposes hereof. We have relied upon certificates of officers of APA and of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to authentic original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. We also have assumed the due execution and delivery of the Indenture by a duly authorized officer of the Trustee, and that the Commission filing fee with respect to any Debt Securities sold pursuant to the Registration Statement will be paid at the appropriate time. In making our examination of executed documents or documents to be executed, we have assumed that they constitute or will constitute valid, binding and enforceable obligations of all parties thereto other than APA.

Bracewell LLP	T: +1.713.223.2300	F: +1.800.404.3970
711 Louisiana Street, Suite 2300, Houston, Texas 77002-2770 bracewell.com

AUSTIN DALLAS   DUBAI   HOUSTON   LONDON   NEW YORK   PARIS   SAN ANTONIO   SEATTLE   WASHINGTON, D C

APA Corporation

December 12, 2024

In connection with this opinion, we have assumed that:

(a)

the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act and such effectiveness shall not have been terminated or rescinded; and

(b)	the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that with respect to any Debt Securities offered pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the Offered Debt Securities have been duly authorized for issuance, (ii) the terms thereof and of their respective issue and sale have been duly established and (iii) the Offered Debt Securities have been duly executed by APA and duly authenticated by the Trustee, upon the issuance and delivery of the Offered Debt Securities as contemplated by the Registration Statement and upon receipt by APA of the purchase price therefor, the Offered Debt Securities will be validly issued and legally binding obligations of APA, entitled to the benefits of the Indenture.

The foregoing opinion is based on and is limited to the General Corporation Law of the State of Delaware (the “DGCL”) and the relevant contract law of the State of New York. We express no opinion as to any other laws, statutes, regulations or ordinances, including federal and state securities (or “blue sky”) laws. The reference to the DGCL in the first sentence of this paragraph includes the referenced statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial cases interpreting those laws currently in effect.

In addition to the limitations and qualifications set forth above, the enforceability of obligations of APA under the Indenture and the Debt Securities is subject to (i) applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law and (iii) limitations of rights to indemnification, exculpation and contribution which may be limited by applicable law or equitable principles. We also express no opinion regarding the effectiveness of any waiver of stay, extension or usury laws or of unknown future rights, and we express no opinion regarding severability provisions. We express no opinion as to the validity, binding effect or enforceability of any provisions of the Indenture or the Debt Securities that require or relate to the payment of additional interest at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture. Further, we express no opinion with respect to the enforceability of provisions in the Debt Securities or the Indenture with respect to waiver, delay, extension or omission of notice of enforcement of rights or remedies or waivers of defenses or waivers of benefits of stay, extension, moratorium, redemption, statutes of limitations or other nonwaivable benefits provided by operation of law. In addition, the enforceability of any exculpation, indemnification or contribution provisions contained in the Indenture may be limited by applicable law or public policy.

AUSTIN DALLAS   DUBAI   HOUSTON   LONDON   NEW YORK   PARIS   SAN ANTONIO   SEATTLE   WASHINGTON, D C

APA Corporation

December 12, 2024

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of the Securities” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is rendered as of the date hereof, and we assume no obligation to update or supplement our opinion to reflect any change of fact, circumstance or law after such time.

Very truly yours,

/s/ BRACEWELL LLP

AUSTIN DALLAS   DUBAI   HOUSTON   LONDON   NEW YORK   PARIS   SAN ANTONIO   SEATTLE   WASHINGTON, D C